[Draft--July 21, 1998]

                                                                       EXHIBIT A



                            FORM OF FACE OF SECURITY


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.$

   % Senior Note Due

NorthEast Optic Network, Inc., a Delaware corporation, promises to pay to
                        , or registered assigns, the principal sum of
                 Dollars on             , 2008.

Interest Payment Dates:                        and                            .

Record Dates:                                  and                            .

Additional provisions of this Security are set forth on the other side of this Security.

Dated:
                                               NorthEast Optic Network, Inc.,

                                               by
                                                   --------------------------
                                                   President

                                                   --------------------------
                                                   Secretary


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                                                                              2



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. BANK TRUST NATIONAL
ASSOCIATION,
as Trustee, certifies
      [Seal]       that this
is one of the Securities
referred to in the Indenture.

by

   --------------------------
   Authorized Signatory



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                                                                               3


                        FORM OF REVERSE SIDE OF SECURITY


                             % Senior Note Due 2008


1.  Interest
    --------

         NorthEast Optic Network, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company
will pay interest semiannually on                    and                of each
year. Interest on the Securities will accrue from the most recent date to which
interest has been paid or, if no interest has been paid, from            , 1998.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment
    -----------------

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close
of business on the                     or                     next preceding the
interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.  Paying Agent and Registrar
    --------------------------

         Initially,                                                  , a
               corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

         The Company issued the Securities under an Indenture dated as of
                  , 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $165,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture will contain certain covenants that, among other things, will limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) sales or issuances of Restricted Subsidiary capital stock, (vii) the incurrence of liens and the entering into of sale/leaseback transactions and (viii) mergers and consolidations. All such limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

5.  Optional Redemption
    -------------------

         Except as set forth in the next paragraph, the Securities may not be
redeemed by the Company prior to                , 2003. On and after that date,
the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                if redeemed during the 12-month period beginning -----------,

                  Period                                    Percentage
                  ------                                    ----------
                  2003                                            %
                  2004
                  2005
                  2006 and thereafter                          100


          In addition, at any time prior to               , 2001, the Company
may redeem up to 35% of the aggregate principal amount of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of Principal Value) of ___% plus accrued and unpaid interest, if any, to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

6.  Notice of Redemption
    --------------------

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions
    --------------

         Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Denominations; Transfer; Exchange
    ---------------------------------

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  Persons Deemed Owners
    ---------------------

         The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money
     ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance
     ------------------------

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver
     -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.  Defaults and Remedies
     ---------------------

         Under the Indenture, Events of Default include (i) default in payment
of interest on the Securities upon its occurrence prior to                , 2002
and after continuing 30 days thereafter; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or a Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000; and (vii) the security interest under the Pledge Agreement ceasing to be in full force and effect. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  Trustee Dealings with the Company
     ---------------------------------

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others
     --------------------------

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication
     --------------

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations
     -------------

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  CUSIP Numbers
     -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Eligible Securities Account; Pledge Account
     -------------------------------------------

         Upon the closing of the offering, the Company shall purchase U.S. Government Obligations in an amount sufficient to provide for payment in full when due of the seven regularly scheduled interest payments due on the Notes
from                 , 1999 through                , 2002, upon receipt of
scheduled principal and interest payments on such securities (the "Pledged Securities"). The Pledged Securities (but not the Eligible Securities) shall be pledged by the Company to the Trustee for the benefit of the Holders.

20.  Governing Law.
     --------------

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:



                  Attention of

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:                       Your Signature:
      --------------------                  -----------------------------------


-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 of the Indenture, check the box:

                                       [ ]


         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount:
$


Date:_______________________        Your Signature: _________________________
                                    (Sign exactly as your name appears on
                                    the other side of the Security)


Signature Guarantee:                _________________________________________
                                    (Signature must be guaranteed by a
                                    member firm of the New York Stock
                                    Exchange or a commercial bank or trust
                                    company)